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               AMERICAN SECURITY BANCSHARES OF VILLE PLATTE, INC.
                              126 E. MAIN STREET
                         VILLE, PLATTE, LOUISIANA 70586

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Drouet W. Vidrine and Michael J. Rhodes or either of them (with full power to act alone and to appoint a substitute), as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of American Security Bancshares of Ville Platte, Inc. ("American") held of record by the undersigned on __________, 1998, at the special meeting of shareholders (the "Meeting") to be held on ___________ , 1998, at 1:00 p.m., local time, and at any and all adjournments thereof as follows:

1. The proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger and related merger agreements among Hancock Holding Company ("Hancock") and American whereby American will be merged into Hancock and American Security Bank will be merged into Hancock Bank of Louisiana.

    FOR _________  AGAINST ________   ABSTAIN ________

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

Please sign exactly as your name appears on certificate(s) representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 1998


________________________            ________________________
SIGNATURE OF SHAREHOLDER            SIGNATURE OF SHAREHOLDER

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.